Exhibit 23.1

Independent Accountants’ Consent

The Board of Directors

Landmark Bancorp, Inc.:

We consent to the inclusion in Form 8-K/A Amendment No. 1 of Landmark Bancorp, Inc. of our report, dated April 5, 2013, relating to the consolidated balance sheets of First Capital Corporation and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended included herein.

/s/ Diehl, Banwart, Bolton

Diehl, Banwart, Bolton, CPAs PA

Fort Scott, Kansas
January 14, 2014